EXHIBIT 10.1

Execution Version

DEED OF RELEASE, TERMINATION AND SETTLEMENT
DATED 19 SEPTEMBER 2012

BETWEEN

FORTESCUE METALS GROUP LTD
(Fortescue)

AND

CHICHESTER METALS PTY LTD
 (Chichester)

AND

JOHN ANDREW HENRY FORREST
(Forrest)

AND

LEUCADIA NATIONAL CORPORATION
(Leucadia)

AND

BALDWIN ENTERPRISES INC
(Baldwin)

 THIS DEED OF RELEASE, TERMINATION AND SETTLEMENT is dated 19 September 2012

 BETWEEN:

(1)	Fortescue Metals Group Ltd (ABN 57 002 594 872) of Level 2, 87 Adelaide Terrace, East Perth, WA 6004 (Fortescue);

(2)	Chichester Metals Pty Ltd (ABN 83 109 264 262) of Level 2, 87 Adelaide Terrace, East Perth, WA 6004 (Chichester);

(3)	John Andrew Henry Forrest of Level 2, 87 Adelaide Terrace, East Perth, WA 6004 (Forrest);

(4)	Leucadia National Corporation of 315 Park Avenue South, New York, NY 10010 United States of America (Leucadia); and

(5)	Baldwin Enterprises Inc of 315 Park Avenue South, New York, NY 10010 United States of America (Baldwin).

 BACKGROUND

(A)
By a subscription agreement executed on or about 15 July 2006 between Fortescue, Chichester and Leucadia (Subscription Agreement) amongst other things, Leucadia agreed that it or one of its Related Entities would subscribe for certain shares in Fortescue and Notes to be issued in accordance with the Note Deed Poll.

(B)
On or about 18 July 2006 Baldwin, a Related Entity of Leucadia, subscribed for and was issued Notes together with Note Certificates for a principal amount of US$100 million and was entered in the Register as the holder of those Notes (Baldwin Notes).

(C)	The Baldwin Notes are repayable in full on 18 August 2019.

(D)	The parties hereto now desire

(i)	to effect the early redemption of the Baldwin Notes in accordance with this deed;

(ii)	to release each other absolutely from all claims in relation to the Baldwin Notes, the Note Deed Poll and Subscription Agreement;

(iii)	to settle the Court Proceedings in accordance with the terms of this Deed;

(iv)	to release each other absolutely from all Released Claims.

THIS DEED WITNESSES AND IT IS AGREED as follows:

1.	DEFINITIONS

1.1	Capitalised terms defined or incorporated in the Note Deed Poll have, unless expressly defined in this Deed, the same meaning in this Deed. In this Deed:

Business Day means a day on which banks are open for business in Perth, Australia and New York, New York excluding a Saturday, Sunday or public holiday.

 Condition means the condition referred to in clause 2.1.

 Court Proceedings means the proceedings in the Supreme Court of Western Australian between Leucadia, Baldwin, Chichester, Fortescue and Forrest having case book number CIV/2365/2010.

 Disputes means (i) the dispute between the parties which is the subject of the Court Proceedings, (ii) any disputes, disagreements or claims related to, connected with or incidental to the subject matter of the Court Proceedings or arising out of similar facts to the facts relating to the claim the subject of the Court Proceedings and (iii) any disputes, disagreements or claims related to, connected with or incidental to the subject matter of the Baldwin Note, the Note Deed Poll or the Subscription Agreement.

 End Date means 25 November 2012.

 Facility Agreement means the senior secured credit facility to be entered into in accordance with the commitment letter entered into on 16 September 2012 between Credit Suisse Securities (USA) LLC, Credit Suisse AG, JPMorgan Chase Bank, N.N., J.P. Morgan Securities LLC, Fortescue and FMG Resources (August 2006) Pty Ltd, and with respect to an aggregate amount of up to US$4.5 billion, or any alternative financing effected in lieu thereof.

 Financial Close means the date on which sufficient funds first become available for use by Fortescue or its Related Entity under the Facility Agreement to pay its obligations hereunder, which is expected to occur by 15 October 2012 and which, pursuant to clause 2.2 hereof, Fortescue and Chichester shall use its reasonable best endeavours to achieve as soon as reasonably practical following the date hereof.

 Note Deed Poll means the note deed poll dated 18 August 2006 between Chichester, as issuer, and Fortescue, as guarantor.

 Related Entity includes:

(a)	the definition of "Related Entity" as defined or incorporated in the Note Deed Poll;

(b)	the present and former directors, officers, servants, contractors and agents of each Related Entity jointly and severally; and

(c)	the present and former directors, officers, servants, contractors and agents of each of Fortescue, Chichester, Forrest, Leucadia and Baldwin jointly and severally.

 Settlement means payment and receipt of the Settlement Sum to redeem the Baldwin Notes (including the related loan break fee), delivery of the Note Certificate and redemption of the Baldwin Notes in accordance with clause 4.

 Settlement Date means the date for Settlement being the 3rd Business Day after the date of Financial Close or such other date as agreed in writing by the parties.

 Settlement Sum means US$715,000,000, which represents a US$100,000,000 return of principal on the Baldwin Notes and a US$615,000,000 loan break fee in full satisfaction of all Fortescue and Chichester obligations under the Baldwin Notes.

 Settlement Time means the time at which Settlement is completed in accordance with the terms of this Deed.

1.2
The provisions of clause 1.2 (Interpretation) of the Note Conditions apply to this Deed as though they were set out in full in this Deed except that references to the Note Conditions are to be construed as references to this Deed.

2.	CONDITION PRECEDENT

2.1	Condition

Clauses 3 through 11 (other than the first sentence of clause 7) do not become binding on the parties and Settlement must not take place unless and until Financial Close has occurred.  For the avoidance of doubt, upon the occurrence of the Financial Close, the parties shall be obligated to effect the Settlement as set forth herein.

2.2	Satisfaction of Condition

To the extent that it is within its power to do so, each of Fortescue and Chichester will use its reasonable best endeavours to procure that the Condition is satisfied as soon as reasonably practicable following the date hereof and in any event by not later than the End Date.  Fortestcue and Chichester shall notify Leucadia and Baldwin in writing immediately upon satisfaction of the Financial Close.

2.3	Waiver of Condition

(a)	The parties agree that the Condition is for the benefit of Fortescue and Chichester and can only be waived by Fortescue and Chichester by notice in writing to the other parties.

(b)	Where the Condition is waived in accordance with this clause 2.3, the Condition will be taken to have been satisfied by such waiver.

2.4	Termination

Subject to clause 2.5, if the Condition has not been satisfied on or before 5.00pm (Perth time) on the End Date, either party may serve notice on the other terminating this agreement and in that event:

(a)	except for this clause 2.4, clause 12 and clauses 14 through 17, all the provisions of this agreement will lapse and cease to have effect; and

(b)
neither the lapsing of those provisions nor their ceasing to have effect will affect any accrued rights or liabilities of either party in respect of specific performance or damages for non-performance of any obligation under this agreement falling due for performance before such lapse and cessation.

2.5	Conditions for termination

 A party may only terminate this Deed under clause 2.4 if:

(a)	that party has given at least 3 Business Days' notice to the other party of its intention to terminate this Deed; and

(b)	the Condition has not been waived in accordance with clause 2.3 prior to the termination of this Deed.

3.	REDEMPTION OF NOTE AND PAYMENT OF SETTLEMENT SUM

In consideration for releases, covenants and agreements given by Leucadia and Baldwin in accordance with this Deed and return of the Note Certificate in accordance with clause 4, Chichester undertakes to redeem the Notes in full by paying the Settlement Sum to Baldwin on the Settlement Date in accordance with clause 4.

4.	SETTLEMENT OF NOTES

4.1	Time and place

 Settlement must take place at the offices of Fortescue at Level 2, 87 Adelaide Terrace, East Perth, WA 6004 at 12.00pm (Perth time) on the Settlement Date.

4.2	Baldwin's obligations

On the Settlement Date, Baldwin must deliver, and Leucadia must procure that Baldwin delivers, to Chichester the Note Certificate for all of the Baldwin Notes registered in Baldwin's name in the Register.  Such delivery shall take place at the offices of Chichester’s agent in New York, New York as notified in writing by Chichester not later than 3 Business Days prior to the Settlement Date.

4.3	Chichester's obligations

 On the Settlement Date Chichester must pay, and Fortescue must procure Chichester to pay, the Settlement Sum in immediately available funds to Baldwin by wire transfer to such account as designated in writing by Baldwin not later than 3 Business Days prior to the Settlement Date.

4.4	Conditions of Completion

(a)	Settlement of the Notes is conditional on each of Leucadia, Baldwin, Fortescue and Chichester complying with all of their respective obligations under this clause 4.

(b)
If a party (Defaulting Party) fails to satisfy its obligations under this clause 4 on the day and at the place and time for Settlement then any other party (Notifying Party) may give the Defaulting Party a notice requiring the Defaulting Party to satisfy those obligations within a period of 3 Business Days from the date of the notice and declaring time to be of the essence.

(c)
If the Defaulting Party fails to satisfy those obligations within those 3 Business Days the Notifying Party may, without limitation to any other rights it may have, terminate this agreement by giving written notice to the Defaulting Party.

4.5	Completion simultaneous

The actions to take place under this clause 4 are interdependent and must take place, as nearly as possible, simultaneously.  If one action does not take place, then without prejudice to any rights available to any party as a consequence:

(a)	there is no obligation on any party to undertake or perform any of the other actions;

(b)	to the extent that such actions have already been undertaken, the parties must do everything reasonably required to reverse those actions; and

(c)
each party must return to the other all documents delivered to it under this clause 4, and must each repay to the other all payments received by it under this clause 4, without prejudice to any other rights any party may have in respect of that failure.

5.	AMENDMENT AND REDEMPTION

5.1	Amendment

Notwithstanding the terms of clause 7 of the Note Conditions, the parties agree that Chichester may redeem the Baldwin Notes prior to the End Date in accordance with this Deed, including payment of the Settlement Sum, and to the extent required Chichester and Baldwin (being the holder of all of the Notes on issue under the terms of the Note Deed Poll) agree that clause 7 of the Note Conditions is hereby amended to permit Chichester to redeem the Baldwin Notes prior to the End Date in accordance with this Deed, including payment of the Settlement Sum.

5.2	Redemption

With effect from the Settlement Time, in accordance with clause 4 all of the Baldwin Notes held by Baldwin prior to such Settlement shall be redeemed and are automatically cancelled.

6.	TERMINATION

6.1	Termination

With effect from the Settlement Time, the parties to this Deed agree that:

(a)
the financial accommodation which was the subject of the Note Certificate having been repaid in full, the Baldwin Note, Note Deed Poll and Note Conditions are each terminated and each party releases each other party from all liability and obligations in connection with or arising under the Baldwin Note, Note Deed Poll and Note Conditions;

(b)	the Subscription Agreement is terminated and each party releases each other party from all liability and obligations in connection with or arising under the Subscription Agreement.

7.	DISCONTINUANCE OF COURT PROCEEDINGS

With effect from the date hereof until the Settlement Time, the parties hereby agree that no further steps will be taken in the Court Proceedings other than to seek orders that the Court Proceedings be adjourned indefinitely with liberty to apply.   With effect from the Settlement Time, the parties hereby agree to discontinue the Court Proceedings with no order as to costs and consent to, and shall take all necessary steps to obtain, an order from the court to this effect as expeditiously as possible after the date hereof.

8.	RELEASE

With effect from the Settlement Time this Deed is in full and final settlement of, and, in accordance with the terms of this Deed, each party hereby releases and forever discharges, all and/or any actions, claims, rights, demands and set-offs, whether in this jurisdiction or any other, whether or not presently known to the parties or to the law, and whether in law or equity, that it, its Related Entities or any of them ever had, may have or hereafter can, shall or may have against any other party to this Deed or any of its Related Entities arising out of or connected with:

(a)	the Disputes;

(b)	the underlying facts relating to the Disputes;

(c)	the Court Proceedings;

(d)	the Baldwin Note, Note Deed Poll and the Subscription Agreement;

(e)	the circumstances relating to Baldwin's subscription for the Baldwin Notes; and

(f)	Any other matters regarding the relationships between the parties or the investments by Leucadia and Baldwin in Fortescue or Chichester.

(Collectively the Released Claims).

The parties acknowledge that this Deed operates as a deed poll with respect to the Related Entities referred to in this clause who are not a party to this Deed and that each party enters into this Deed for itself and for and on behalf of each of its Related Entities.

9.	AGREEMENT NOT TO SUE

(a)
With effect from the Settlement Time, each party hereby agrees, on behalf of itself and on behalf of its Related Entities not to sue, commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against the other party or its Related Entities any action, suit or other proceeding arising out of or in connection with or concerning the Released Claims, in this jurisdiction or any other, except for the sole purpose of enforcing the terms of this Deed.

(b)
This Deed may be pleaded as a full and complete defence by any party to this Deed or their Related Entities to any action arising out of or in connection with or concerning the Released Claims commenced by any other party to this Deed or their Related Entities.

10.	INDEMNITIES

With effect from the Settlement Time, each party hereby indemnifies, and shall keep indemnified, the other party against all costs and damages (including the entire legal expenses of the parties) incurred in all future actions, claims and proceedings in respect of any of the Released Claims which it or its Related Entities or any of them may bring against the other party or its Related Entities or any of them.

11.	NO ADMISSION AND RETRACTION OF DISPARAGING STATEMENTS

(a)
This deed is entered into in connection with the compromise of disputed matters and in the light of other considerations. It is not, and shall not be represented or construed by any party as, an admission of liability or wrongdoing on the part of any party to this deed or any other person or entity.

(b)
Each of Leucadia and Baldwin, on the one hand, and Fortescue, Chichester and Forrest, on the other hand, hereby agree to issue, at the Settlement Time, a public retraction of any and all previous disparaging, accusatory and negative statements and comments made publicly or privately regarding the conduct or good character of the other party with respect to the entry into the Subscription Agreement, the Note Deed Poll and the matters subject of the Disputes and Court Proceedings, and each party hereby agrees that the other may make a public statement regarding such retraction after the Settlement Time.

12.	REPRESENTATIONS AND WARRANTIES

12.1	General representations and warranties

On the date of this Deed and with effect from the Settlement Time, each party represents and warrants in respect of itself that:

(a)	other than Forrest, it is a corporation registered (or taken to be registered) and validly existing under the laws of its place of incorporation;

(b)	it has the power and authority to enter into and perform its obligations under this Deed;

(c)	it has taken all necessary action to authorise the execution, delivery and performance of this Deed; and

(d)	the execution, delivery and performance by it of this Deed does not and will not violate, breach, or result in a contravention of any law, regulation or authorisation, or its constitution.

12.2	Baldwin representation and warranty

On the date of this Deed and with effect from the Settlement Time, Leucadia and Baldwin each represents and warrants that Baldwin is the legal and beneficial owner of the Baldwin Notes.

12.3	Survival of representations and warranties

The representations and warranties in clauses 12.1 and 12.2 survive the termination of this Deed.

13.	FURTHER ASSURANCES

Each party must take all reasonable steps, execute all reasonable documents and do anything reasonably required by any other party to give effect to the Settlement and the terminations, releases and other undertakings given in or contemplated by clauses 6, 7, 8 and 11 of this Deed.

14.	EXPENSES

Each party shall bare their own costs and expenses incurred by them in connection with the Court Proceedings, Released Claims, negotiation, preparation and execution of this Deed and any related documentation (including the fees and expenses of legal advisors and any applicable value added taxes).

15.	COUNTERPARTS

This Deed may be executed in any number of counterparts.  This has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

16.	SEVERANCE

The invalidity of any clause contained in this Deed shall not affect the validity of the remaining clauses of this Deed.

17.	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it are governed by the laws of Western Australia.

18.	AMENDMENTS

This Deed may only be amended if the amendment is set forth in a writing executed by the parties.

 THIS DEED has been entered into as a deed on the date stated at the beginning of this Deed.

SIGNATORIES

EXECUTED by FORTESCUE METALS GROUP LIMITED in accordance with section 127 of the Corporations Act 2001 (Cth):	) ) )
Neville J. Power		Mark Thomas
Name of director		Name of company secretary
/s/ Neville J. Power		/s/ Mark Thomas
Signature of director		Signature of company secretary

EXECUTED by CHICHESTER METALS PTY LIMITED in accordance with section 127 of the Corporations Act 2001 (Cth):	) ) )
Neville Power		Mark Thomas
Name of director		Name of company secretary
/s/ Neville Power		/s/ Mark Thomas
Signature of director		Signature of company secretary

EXECUTED by JOHN ANDREW HENRY FORREST in the presence of:	) ) )
/s/ Christine Nicolau		/s/ John Andrew Henry Forrest
Signature of witness		John Andrew Henry Forrest
Christine Nicolau
Name of witness

SIGNED for and on behalf of LEUCADIA NATIONAL CORPORATION by its duly authorised officer in the presence of:	) ) ) ) ) ) ) )
/s/ Laura Ulbrandt DiPierro		/s/ Joseph A. Orlando
Signature of witness		Signature of authorised officer
Laura Ulbrandt DiPierro		Joseph A. Orlando
Name of witness		Name of authorised officer

SIGNED for and on behalf of BALDWIN ENTERPRISES INC by its duly authorised officer in the presence of:	) ) ) ) ) ) ) )
/s/ Laura Ulbrandt DiPierro		/s/ Joseph A. Orlando
Signature of witness		Signature of authorised officer
Laura Ulbrandt DiPierro		Joseph A. Orlando
Name of witness		Name of authorised officer